Contact: Scott Meyerhoff
               Goldleaf Financial Solutions, Inc.
               678-728-4464

Goldleaf Reports First Quarter 2007 Results

Brentwood, Tenn. (May 14, 2007) —Goldleaf Financial Solutions, Inc. (NASDAQ: GFSI), a provider of integrated technology-based solutions designed to improve the performance of financial institutions, today reported financial results for the three months ended March 31, 2007.

Revenues for the quarters ended March 31, 2007 and 2006 each totaled $13.0 million. Operating loss totaled $530,000 for the first quarter of 2007 compared to operating income of $362,000 for the first quarter of 2006. Net loss available to common shareholders totaled $377,000, or $(.02) per share, in the first quarter of 2007, versus net loss available to common shareholders of $733,000, or $(0.23) per share, in the first quarter of 2006.

Revenues for the first quarter of 2006 include a customer deconversion fee of $880,000, but did not include the revenues from the Goldleaf Technologies division for the month of January 2006 of approximately $1.0 million as the transaction was closed on January 31, 2006. Operating loss in the first quarter of 2007 includes a $558,000 charge for severance costs related to the company’s Goldleaf Technologies division. Operating income in the first quarter of 2006 included a $112,000 write-off of debt issuance costs.

EBITDA is a non-GAAP financial measurement calculated as earnings before interest, taxes, depreciation and amortization. EBITDA decreased to $481,000 for the first quarter of 2007 from $1.3 million in the first quarter of 2006. Excluding the severance charge of $558,000 incurred in the quarter ended March 31, 2007, EBITDA would have totaled approximately $1.0 million for the three months ended March 31, 2007, as compared to adjusted EBITDA of $1.4 million for the first quarter of 2006 which excludes the $112,000 write off of debt issuance costs. EBITDA for the first quarter of 2006 benefited from the $880,000 customer deconversion fee mentioned above, as there were no fixed operating costs associated with this large one-time revenue increase. See page 5 for a reconciliation of GAAP and non-GAAP results.

Goldleaf’s accomplishments in the first quarter included broadening its product offering through the acquisition of Community Banking Systems, an addition to our Board of Directors, and the opening of a new payments center in Norcross, Ga. Subsequent to the first quarter, Goldleaf has added another member to its Board of Directors, as well as, completed the acquisition of Datatrade, which bolsters its product offering and customer base.

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GFSI Reports First Quarter 2007 Results

May 14, 2007

First Quarter Highlights and Subsequent Activities

  Opened a new payment processing center in Norcross, Georgia

  Added Bill Mathis, EVP Business Development Mastercard International to our Board of Directors

  Acquired Community Banking Systems, a provider of check imaging and Check 21 solutions to community financial institutions

  Added Dr. Beck A. Taylor, Dean of the School of Business at Samford University, to our Board of Directors

  Acquired DataTrade, a provider of data conversion services, as well as, remote deposit, checkscan, voice response and check imaging solutions to community financial institutions and other commercial businesses

Goldleaf CEO, Lynn Boggs, said, "Goldleaf remains focused on growing revenue, increasing market share and accelerating our growth in key business channels. The acquisitions of Community Banking Systems (CBS) and DataTrade further Goldleaf’s mission to be a valuable partner and single source provider for community financial institutions. For the remainder of 2007, we will continue to focus our efforts on continued internal growth augmented by acquisitions in an effort to bring maximum value to our shareholders.”

“We continue to see strong growth in our payments processing product offerings, however, during the first quarter of 2007 we experienced a softer demand for our legacy accounts receivable financing solutions. In response to this softer demand, we have implemented a number of initiatives that are aimed at bringing revenues for this component of our business back in line with our expectations for 2007.”

2007 Business Outlook

The following is forward-looking and the actual results may differ materially. The Company's outlook includes the effect of all acquisitions completed to date. Further, this outlook does not give effect to any additional potential mergers or acquisitions that may be consummated.

The Company anticipates achieving pro-forma revenues for the full year 2007 in a range between $64.25 and $65.50 million, pro-forma EBITDAS for the full year 2007 in a range of $11.40 million to $13.45 million.

Goldleaf will be hosting a conference call to discuss its 2007 first-quarter results this afternoon at 5:00 p.m. Eastern time. The live broadcast of Goldleaf's first-quarter conference call will be available online at www.goldleaf.com under the Investor Relations tab and at www.earnings.com. An online replay will be available for 30 days using the same links.

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GFSI Reports First Quarter 2007 Results

May 14, 2007

About Goldleaf Financial Solutions, Inc.

Goldleaf Financial Solutions, Inc. (GFSI) offers a fully featured strategic product suite that provides core data processing, item processing, check and document imaging, ACH origination and processing, remote check capture and deposit processing, accounts receivable financing solutions, teller automation, turn-key leasing solutions, Web site design and hosting and retail inventory management services. The company's full suite of products and services enables financial institutions and their small- to medium-sized business customers to better compete more effectively in today's aggressive financial services marketplace, grow their trusted financial relationships and provide increased profitability through the efficient use of technology and an expanded community presence. For more information about Goldleaf or its line of products for community financial institutions, please visit the company at www.goldleaf.com.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the Company’s ability to identify, complete or integrate acquisitions, achieve anticipated financial performance, or achieve its growth plans. These risks and uncertainties are in addition to other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2006 and subsequent filings. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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GFSI Reports First Quarter 2007 Results

May 14, 2007

GOLDLEAF FINANCIAL SOLUTIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS

	Three Months Ended
	March 31,
	2007	2006
	(in thousands, except
	per share data)
Revenues:
Financial institution services	$10,223	$10,214
Retail inventory management services	2,045	2,095
Other products and services	779	722

Total revenues	13,047	13,031

Cost of Revenues:
Financial institution services	2,434	2,008
Retail inventory management services	209	247

Gross profit	10,404	10,776
Operating Expenses:
General and administrative	5,470	4,782
Selling and marketing	4,504	4,929
Research and development	455	131
Amortization	500	463
Other operating expense, net	5	109

Total operating expenses	10,934	10,414

Operating (Loss) Income	(530)	362
Interest Expense, Net	83	655

Loss Before Income Taxes	(613)	(293)
Income tax benefit	(236)	(112)

Net Loss	(377)	(181)
Preferred stock dividends	—	552

Net Loss Available to Common Shareholders	$(377)	$(733)

Loss Per Share:
Basic	$(0.02)	$(0.23)
Diluted	$(0.02)	$(0.23)

Weighted Average Common Shares Outstanding:
Basic	17,269	3,145
Diluted	17,269	3,145

	As of
	March 31,	Dec. 31,
(in thousands)	2007	2006
Balance Sheet Highlights:
Cash and cash equivalents	$1,809	$6,760
Working capital	2,893	5,707
Total assets	75,849	75,304
Long-term debt	4,500	2,500
Capital lease obligations, net of current portion	854	957
Stockholders’ equity	48,913	49,254

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GFSI Reports First Quarter 2007 Results

May 14, 2007

     GOLDLEAF FINANCIAL SOLUTIONS, INC.
RECONCILIATION OF REPORTED NET LOSS TO EBITDA

EBITDA is a non-GAAP financial measure. GAAP means generally accepted accounting principles in the United States. EBITDA is defined as GAAP net income (loss) plus interest expense, income taxes, depreciation, and amortization less interest earned. We have provided EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and because we believe it will help investors and analysts evaluate companies on a consistent basis, as well as enhance an understanding of our operating results. Our management uses EBITDA:

  as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis;

  for planning purposes, including the preparation of our internal annual operating budget and the calculation of our ability to borrow under our credit facility (with further adjustments as required under the terms of our credit facility);

  to allocate resources to enhance the financial performance of our business;

  to evaluate the effectiveness of our operational strategies; and

  to evaluate our capacity to fund capital expenditures and expand our business.

Other companies may calculate EBITDA differently than we do. In addition, EBITDA:

  does not represent net income or cash flows from operating activities as defined by GAAP;

  is not necessarily indicative of cash available to fund our cash flow needs; and

  should not be considered as an alternative to net income, income from operations, cash provided by  operating activities or our other financial information as determined under GAAP.

Reconciliations of net loss to EBITDA are as follows:

	Three Months Ended
	March 31
(in thousands)	2007	2006
Net loss	$(377)	$(181)
Add back (deduct):
Interest expense, net	83	655
Benefit for income taxes	(236)	(112)
Depreciation and amortization	1,011	975
EBITDA	481	1,337

Add back unusual, infrequent charges:
Severance charges in Goldleaf Technologies division	557	—
Debt issuance costs written off	—	112

Adjusted EBITDA	$1,038	$1,449

NOTE: In calculating EBITDA, we do not add non-cash stock compensation expense to net loss. We recorded approximately $7,000 in non-cash stock-based compensation expense for the three month period ended March 31, 2007. We recorded $160,000 non-cash stock-based compensation expense for the comparable period of 2006.

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